UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2022

CITIZENS FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-13222	23-2265045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 S Main St Mansfield, Pennsylvania	16933
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (570) 662-0444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 15, 2022, the Board of Directors of Citizens Financial Services, Inc. (the “Company”), the parent company of First Citizens Community Bank (the “Bank”), appointed Janie Hilfiger to the Company’s Board of Directors. Ms. Hilfiger’s appointment is effective as of February 15, 2022. In addition, on February 15, 2022, the Board of Directors of the Bank appointed Ms. Hilfiger to the Bank’s Board of Directors.
As of the date of this Current Report on Form 8-K, no decision has been made regarding on which committee(s) of the Company’s Board of Directors Ms. Hilfiger will be named to serve, if any.
Ms. Hilfiger will be compensated as a non-employee director of the Company in accordance with the compensation policies described in the Company’s Definitive Proxy Statement for the Company’s 2021 Annual Meeting of Shareholders.
There were no arrangements or understandings between Ms. Hilfiger and any other person pursuant to which she was selected as a director. Additionally, there has been no transaction nor are there any proposed transactions between the Company and/or the Bank and Ms. Hilfiger that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL SERVICES, INC.

Date: February 17, 2022	By:	/s/ Stephen J. Guillaume
Stephen J. Guillaume
Chief Financial Officer